Mitel Reports Third Quarter Fiscal 2012 Financial Results

- Growth in Revenue, Earnings and Cash Flow Driven by Strength in Core Business

OTTAWA, Mar. 1, 2012 (GLOBE NEWSWIRE) — Mitel (Nasdaq:MITL), a leading provider of unified communications and collaboration (UCC) software solutions, today announced financial results for the third quarter of fiscal 2012 ended January 31, 2012. All financial results are in U.S. dollars.

“We are pleased to have delivered revenue, gross margin and non-GAAP operating expenses that were in line with or better than guidance,” said Richard McBee, chief executive officer, Mitel. “Furthering our strategy to simplify our business and streamline our organization, in the third quarter we made the decision to pursue the sale of our DataNet/CommSource business unit. We remain focused on our core business where demand remains solid for our Mitel solutions and our broad suite of virtualized UC applications software.”

Given that the company has decided to pursue the sale of DataNet/CommSource, the results of the business unit are presented as discontinued operations, and prior period amounts have been adjusted accordingly. DataNet/CommSource will continue to operate in the ordinary course until the business is sold.

Financial Highlights

•

Total revenue of $164.4M. Revenue from continuing operations for the third quarter of fiscal 2012 was $150.5 million, up 5% from $143.9 million for the third quarter of fiscal 2011. This excludes revenue from discontinued operations of $13.9 million in the third quarter of fiscal 2012, and $18.1 million in the third quarter of fiscal 2011.

•	Record gross margins of 50.9%. Gross margins from continuing operations were 54.4%.

•	Adjusted EBITDA (as defined below) from continuing operations for the third quarter of fiscal 2012 was $21.0 million, up 30% from the prior year quarter.

•

Non-GAAP net income from continuing operations for the third quarter of fiscal 2012 was $12.0 million, or $0.21 per share, compared to non-GAAP net income of $7.4 million, or $0.13 per share, in the same period last year. Non-GAAP net income per share from continuing operations was up 62% from the prior year quarter.

•

Net income from continuing operations for the third quarter of fiscal 2012 was $4.4 million, or $0.08 per share, diluted, compared to a net loss of $4.9 million, or $0.10 per share in the same period last year.

•	Cash and cash equivalents as of January 31, 2012 were $76.9 million.

•	Operating cash flows for the third quarter of fiscal 2012 were $15.4 million.

Net income for the third quarter of fiscal 2012 was largely driven by higher revenues and gross margin percentage as well as lower special charges and restructuring costs.

Please refer to the GAAP to non-GAAP reconciliation tables in this release and a discussion of the use of non-GAAP measures under the heading, “Non-GAAP Financial Measurements” below.

Business Unit Results

•

Mitel Communications Solutions revenues for the third quarter of fiscal 2012 grew 7% to $127.2 million from the same quarter of 2011. Operating margin improved to 23% from 16% in the prior year reflecting higher revenues primarily in the U.S. and U.K. and increased product gross margins.

•

Mitel NetSolutions revenues for the third quarter of fiscal 2012 grew 1% to $20.2 million from the same quarter of 2011. Operating margin declined by 3% over the same period due to strategic investments in the development of the Mitel AnyWare cloud services offering.

“We are pleased to have achieved strong MCS revenue growth, record gross margins, expanded earnings and robust cash flow in our third quarter” stated Steve Spooner, chief financial officer, Mitel. “Our focus in the fourth fiscal quarter will be to deliver continued improvement in our business performance.”

Business Highlights

•

Integration of Mitel Contact Center Solutions with VMware View™ providing a unified virtual desktop and contact center platform, enabling contact center managers to deploy and manage agents anywhere in the world on almost any device, at a significantly lower cost.

•	Availability of Mitel Unified Communicator (UC) Advanced client software integrated with VMware View, bringing unified communications to virtual desktop environments.

•	Certification of Mitel NetSolutions as a Competitive Local Exchange Carrier (CLEC) in all 50 U.S. states and the District of Columbia.

•	Mobile integration enhancements to Mitel AnyWare hosted cloud-based communications service improving mobile workforce productivity.

•

Continuing channel expansion with the addition of UTTC, a leader in the CIS telecommunications market, expanding the availability of Mitel solutions in Ukraine, Kazakhstan and the neighbouring countries.

•	New customer highlights:

•	Bellevue College, Washington State’s third largest institution of higher learning, selected Mitel as the foundation of communications infrastructure across its 14 building campus.

•	Pite Duncan LLP selected Mitel’s virtual voice, including its vMCD, vMAS and vUCA, to power its communications infrastructure across eight locations in multiple states.

•	New hospitality contracts in all major global markets including Europe, North America, the Middle East, Latin America, and the Asia-Pacific region.

Business Outlook

Mitel has set the following financial performance guidance, for its continuing business operations, for the fourth quarter of fiscal year 2012 ending April 30, 2012 and has provided year-over-year and sequential comparables.

	Fourth Quarter 2012 Guidance	Fourth Quarter 2011 (Actual)	Third Quarter 2012 (Actual)
Revenue	$152.0 to 157.0 million;	$152.2 million	$150.5 million
Gross margin percentage	53.5% to 54.5%	52.1%	54.4%
Non-GAAP operating expenses as a percentage of revenue(1)	40.5% to 41.5%	42.2%	42.2%

(1)

Non-GAAP operating expenses means SG&A and R&D expenses excluding estimated amortization of $5.5 million for acquisition-related intangible assets and estimated stock-based compensation expense of $1.1 million.

Conference Call Information

Mitel will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the third quarter ended January 31, 2012. To access the conference call, dial 866-322-8032. Callers outside the U.S. and Canada should dial 416-640-3406. A replay of the conference call will be available through Tuesday, March 6, 2012. To access the replay, please dial 888-203-1112 and enter pass code 5847093. Callers outside the U.S. and Canada should dial 647-436-0148 and enter pass code 5847093. The live webcast will be accessible on Mitel’s investor relations website at http://investor.mitel.com/ and will be archived and available on this site for at least three months.

Adjusted EBITDA

For a reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Adjusted EBITDA.”

Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. We prepare Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate, as well as the material limitations of non-GAAP measures and the manner in which we compensate for those limitations. See “Selected Financial Data” in Mitel’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 and filed with Canadian securities authorities.

Non-GAAP Financial Measurements

To supplement our consolidated financial statements presented on a GAAP basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period and comparative prior period GAAP results are made with the intent of providing both management and investors a more complete understanding of Mitel’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the U.S.

For a reconciliation of non-GAAP net income to net income, the most directly comparable U.S. GAAP measure, see attached “Reconciliation of Net Income to Non-GAAP Net Income.”

Forward-Looking Statements

Investors are cautioned that Mitel’s historical performance has in the past deviated, in some cases materially, from its financial performance targets. Given that Mitel’s sales occur disproportionately in the final weeks of a quarter, Mitel does not intend to update its financial performance targets during or after the quarter and will not comment or report on its fourth quarter results any more than the information included in this release until after it announces its financial results for the fourth quarter of fiscal year 2012 and holds its conference call with respect to such results. Some of the statements in this press release, including the information regarding our financial performance targets for the fourth quarter of fiscal year 2012, are forward-looking statements within the meaning of applicable U.S. and Canadian securities laws. Statements that include the words “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “believe,” “project,” “anticipate” and similar statements of a forward-looking nature, or the negatives of those statements, identify forward-looking statements. In particular, this press release contains forward-looking statements pertaining to, among other matters: our future economic performance, profitability and financial condition; general global economic conditions; our business strategy; plans and objectives for future operations; our industry and the growth in the markets in which we compete; the costs of operating as a public company; and our research and development expenditures. These forward-looking statements reflect currently available information or our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In making these statements, we have made assumptions regarding, among other things:

•	No unforeseen changes occurring in the competitive landscape that would affect our industry generally or Mitel in particular;

•	A stable or recovering economic environment;

•	No significant event occurring outside the ordinary course of our business;

•	Stable foreign exchange and interest rates;

•	No asset impairments; and

•	No material changes in effective tax rates.

Actual events or Mitel’s results, performance, financial position or achievements could differ materially from those contemplated, expressed or implied by such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Our ability to achieve or sustain profitability in the future;

•	Fluctuations in our quarterly and annual revenues and operating results;

•	The successful implementation of our new strategic plan announced in May 2011;

•	Our reliance on channel partners for a significant component of our sales;

•	Current and ongoing global economic instability;

•	Our ability to complete a divestiture of our DataNet/CommSource business;

•	Intense competition;

•	Fluctuations in foreign exchange rates;

•	Our dependence upon a small number of outside contract manufacturers to manufacture our products; and

•	Our ability to realize our deferred tax assets.

These risks and other risks are discussed in greater detail under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, which has been filed with the U.S. Securities and Exchange Commission on July 1, 2011 as well as with Canadian securities authorities. Except as required by law, Mitel is under no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mitel

Mitel (Nasdaq:MITL) is a global provider of business communications and collaboration software and services. Mitel’s Freedom Architecture provides the flexibility and simplicity organizations need to support today’s dynamic work environment. Through a single cloud-ready software stream, Mitel delivers a powerful suite of advanced communications and collaboration capabilities that provides freedom from walled garden architectures and enables organizations to implement best-of-breed solutions on any network; extends the “in-office” experience anywhere, on any device; and offers choice of commercial options to fit business needs. For more information, visit: http://www.mitel.com.

Mitel and the Mitel logo are registered trademarks of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

Contact Information:

Amy MacLeod (analysts and media), 613-592-2122 x71245, amy_macleod@mitel.com

Scott Smith (media), 408-884-5157, ssmith@sterlingpr.com

Cynthia Hiponia (investor relations), 613-592-2122 x71997, investorrelations@mitel.com

MITL-F

MITEL NETWORKS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	January 31, 2012	April 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$76.9	$73.9
Accounts receivable	111.3	124.7
Sales-type lease receivables	17.3	20.0
Inventories	28.4	26.1
Deferred tax asset	8.6	5.9
Other current assets	39.1	37.1
Assets of component held for sale, current	3.5	3.8

	285.1	291.5
Non-current portion of sales-type lease receivables	26.5	30.1
Deferred tax asset	85.3	91.1
Property and equipment	21.0	15.7
Identifiable intangible assets	84.1	100.6
Goodwill	133.1	133.1
Other non-current assets	9.4	8.7
Assets of component held for sale, non-current	1.4	1.4

	$645.9	$672.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$104.6	$107.0
Current portion of deferred revenue	33.9	40.0
Current portion of long-term debt	9.4	16.4

	147.9	163.4
Long-term debt	301.3	306.9
Lease recourse liability	6.2	7.1
Long-term portion of deferred revenue	11.6	13.2
Deferred tax liability	45.6	50.5
Pension liability	84.2	61.4
Other non-current liabilities	19.7	20.2

	616.5	622.7
Shareholders’ equity	29.4	49.5

	$645.9	$672.2

MITEL NETWORKS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended January 31, 2012	Quarter Ended January 31, 2011	Nine Months Ended January 31, 2012	Nine Months Ended January 31, 2011
Revenues	$150.5	$143.9	$454.2	$437.1
Cost of revenues	68.7	68.6	212.5	209.2

Gross margin	81.8	75.3	241.7	227.9

Expenses:
Selling, general and administrative	55.9	53.4	167.3	157.6
Research and development	14.3	15.7	43.8	45.5
Special charges and restructuring costs	2.8	7.4	16.0	11.7
Loss on litigation settlement	—	—	1.0	—

	73.0	76.5	228.1	214.8

Operating income (loss) from continuing operations	8.8	(1.2)	13.6	13.1
Interest expense	(4.7)	(5.0)	(14.1)	(15.2)
Fair value adjustment on derivative instruments	—	—	—	1.0
Other expense, net	(0.4)	(0.1)	(1.0)	(0.4)

Income (loss) from continuing operations, before income taxes	3.7	(6.3)	(1.5)	(1.5)
Current income tax recovery (expense)	—	(0.1)	(0.9)	0.5
Deferred income tax recovery (expense)	0.7	1.5	1.8	83.5

Net income (loss) from continuing operations	4.4	(4.9)	(0.6)	82.5
Net income from discontinued operations	0.2	0.9	1.2	1.2

Net income (loss)	$4.6	$(4.0)	$0.6	$83.7

Net income (loss) per common share, continuing operations
Basic	$0.09	$(0.10)	$(0.01)	$1.56
Diluted	$0.08	$(0.10)	$(0.01)	$1.47
Net income per common share, discontinued operations
Basic	$—	$0.02	$0.02	$0.02
Diluted	$—	$0.02	$0.02	$0.02
Net income (loss) per common share
Basic	$0.09	$(0.08)	$0.01	$1.58
Diluted	$0.08	$(0.08)	$0.01	$1.49
Weighted-average number of common shares outstanding (in millions):
Basic	53.6	52.9	53.5	52.9
Diluted	56.1	52.9	53.5	56.1

MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended January 31, 2012	Quarter Ended January 31, 2011	Nine Months Ended January 31, 2012	Nine Months Ended January 31, 2011
Cash provided by (used in)
Net cash provided by operating activities	$15.4	$4.8	$31.6	$21.5
Net cash used in investing activities	(5.4)	(2.8)	(11.9)	(3.5)
Net cash used in financing activities	(1.4)	(1.5)	(15.3)	(5.1)
Effect of exchange rate changes on cash balances	(0.6)	0.2	(1.4)	1.2

Net increase in cash and cash equivalents	8.0	0.7	3.0	14.1
Cash and cash equivalents, beginning of period	68.9	90.0	73.9	76.6

Cash and cash equivalents, end of period	$76.9	$90.7	$76.9	$90.7

Additional information on capital expenditures
Capital expenditures acquired with cash	5.4	2.8	11.9	4.4
Capital expenditures financed through capital leases	0.5	0.5	1.2	1.9

Total capital expenditures	$5.9	$3.3	$13.1	$6.3

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Non-GAAP Net Income

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended January 31, 2012	Quarter Ended January 31, 2011	Nine Months Ended January 31, 2012	Nine Months Ended January 31, 2011
Net income (loss) from continuing operations	$4.4	$(4.9)	$(0.6)	$82.5
Income tax expense (recovery)	(0.7)	(1.4)	(0.9)	(84.0)

Net income (loss) from continuing operations, before income taxes	3.7	(6.3)	(1.5)	(1.5)
Adjustments:
Foreign exchange loss	0.5	0.4	1.5	1.2
Fair value adjustment on derivative instruments	—	—	—	(1.0)
Special charges and restructuring costs	2.8	7.4	16.0	11.7
Stock-based compensation	1.1	1.3	3.8	3.4
Loss on litigation settlement	—	—	1.0	—
Amortization of acquisition-related intangibles assets	5.6	5.6	16.8	16.8

Non-GAAP net income from continuing operations, before income taxes	13.7	8.4	37.6	30.6
Non-GAAP tax expense(1)	(1.7)	(1.0)	(4.5)	(3.7)

Non-GAAP net income from continuing operations	12.0	7.4	33.1	26.9
Non-GAAP net income from discontinued operations	0.4	1.2	1.8	1.6

Non-GAAP net income	$12.4	$8.6	$34.9	$28.5

Non-GAAP net income per common share from continuing operations	$0.21	$0.13	$0.59	$0.48
Non-GAAP net income per common share from discontinued operations	$0.01	$0.02	$0.03	$0.03
Non-GAAP net income per common share	$0.22	$0.15	$0.62	$0.51
Weighted-average number of common shares outstanding (in millions):	56.1	56.1	56.0	56.1

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 12.0%.

MITEL NETWORKS CORPORATION

Reconciliation of Net Income to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended January 31, 2012	Quarter Ended January 31, 2011	Nine Months Ended January 31, 2012	Nine Months Ended January 31, 2011
Net income (loss)	$4.6	$(4.0)	$0.6	$83.7
Net income from discontinued operations	(0.2)	(0.9)	(1.2)	(1.2)

Net income (loss) from continuing operations	4.4	(4.9)	(0.6)	82.5
Adjustments:
Interest expense	4.7	5.0	14.1	15.2
Income tax expense (recovery)	(0.7)	(1.4)	(0.9)	(84.0)
Amortization and depreciation	8.2	8.4	24.7	25.4
Foreign exchange loss	0.5	0.4	1.5	1.2
Fair value adjustment on derivative instruments	—	—	—	(1.0)
Special charges and restructuring costs	2.8	7.4	16.0	11.7
Stock-based compensation	1.1	1.3	3.8	3.4
Loss on litigation settlement	—	—	1.0	—

Adjusted EBITDA from continuing operations	21.0	16.2	59.6	54.4
Adjusted EBITDA from discontinued operations(1)	0.4	1.4	2.0	1.8

Adjusted EBITDA	$21.4	$17.6	$61.6	$56.2

(1)	The reconciliation from net income from discontinued operations to Adjusted EBITDA from discontinued operations consists of income tax expense of $0.2, $0.5, $0.8 and $0.6, for the periods presented, respectively.

MITEL NETWORKS CORPORATION

Segmented Information

(in millions of US dollars)

(unaudited)

	Quarter Ended January 31, 2012	Quarter Ended January 31, 2011	Nine Months Ended January 31, 2012	Nine Months Ended January 31, 2011
Revenues
Mitel Communications Solutions	$127.2	$119.3	$381.0	$364.3
NetSolutions	20.2	20.0	60.6	58.8
Other(1)	3.1	4.6	12.6	14.0

Total revenues	$150.5	$143.9	$454.2	$437.1

Segment income
Mitel Communications Solutions	$28.8	$19.2	$80.0	$66.9
NetSolutions	4.6	5.2	13.9	14.5
Other(1)	—	1.1	2.4	2.9

Total segment income	$33.4	$25.5	$96.3	$84.3

(1)	The operations of the DataNet and CommSource are recorded as discontinued operations and therefore are excluded from the periods presented.